CHRONIMED INC.

                                                                    EXHIBIT 11.1

                        COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                       YEARS ENDED
                                                JUNE 30,  JUNE 28,  JUNE 27,
                                                 1995      1996      1997
                                                -------   -------   -------

Primary
   Average shares outstanding ...............    11,685    12,221    12,019
   Net effect of dilutive stock options
      and warrants--based on the treasury
      stock method using average market price       927       916       640
                                                -------   -------   -------

         Total ..............................    12,612    13,137    12,659
                                                =======   =======   =======

Net income ..................................   $ 1,603   $ 5,459   $ 7,044
                                                =======   =======   =======

Net income per share ........................   $   .13   $   .42   $   .56
                                                =======   =======   =======


Fully Diluted
   Average shares outstanding ...............    11,685    12,221    12,019
   Net effect of dilutive stock options
      and warrants--based on the treasury
      stock method using average market price       927       997       640
                                                -------   -------   -------

         Total ..............................    12,612    13,218    12,659
                                                =======   =======   =======

Net income ..................................   $ 1,603   $ 5,459   $ 7,044
                                                =======   =======   =======

Net income per share ........................   $   .13   $   .41   $   .56
                                                =======   =======   =======